Independent Contractor Agreement

This Agreement is made between BergaMet NA LLC ("Client") with a principal place of business at 6445 South Tenaya Way Suite 110B, Las Vegas, NV 89113 and Kevin Pitts ("Contractor"), with a principal place of business at 3664 Christy Ridge Rd, Sedalia, CO 80135.

1.Services to Be Performed

Contractor agrees to perform as the COO of Grey Cloak Tech Inc on behalf of BergaMet NA LLC. between February 15th, 2019 until May 30th, 2019.

2.Payment

In consideration for the services to be performed by Contractor, Client agrees to pay Contractor Six Thousand Dollars per month due on the 1st of each month commencing March 1st_ March 1st payment will be Three Thousand Dollars for services provided

February 15th through February 28th, 2019.

3.Expenses

Client shall reimburse Contractor for the expenses that are attributable directly to work performed under this Agreement with prior approval from Client.

Contractor shall submit an itemized statement of Contractor's expenses. Client shall pay Contractor within 15 days after receipt of each statement.

4.State and Federal Taxes

Client will not:

•withhold FICA (Social Security and Medicare taxes) from Contractor's payments or make FICA payments on Contractor's behalf

•make state or federal unemployment compensation contributions on Contractor's behalf, or

•withhold state or federal income tax from Contractor's payments.

Contractor shall pay all taxes incurred while performing services under this Agreement including all applicable income taxes and, if Contractor is not a corporation, self employment (Social Security) taxes. Upon demand, Contractor shall provide Client with proof that such payments have been made.

5.Fringe Benefits

Contractor understands that neither Contractor nor Contractor's employees or contract personnel are eligible to participate in any employee pension, health, vacation pay, sick pay, or other fringe benefit plan of Client.

6.Unemployment Compensation

Client shall make no state or federal unemployment compensation payments on behalf of Contractor in connection with work performed under this Agreement.

7.Workers' Compensation

Client shall not obtain workers' compensation insurance on behalf of Contractor.

8.Insurance

Client shall not provide insurance coverage of any kind for Contractor

9.Indemnification

Contractor shall indemnify and hold Client harmless from any loss or liability arising from performing services under this Agreement.

10.Term of Agreement

This agreement will become effective when signed by both parties and will terminate on Maylst, 2019.

11.Exclusive Agreement

This is the entire Agreement between Contractor and Client.

12.Modifying the Agreement

This Agreement may be modified only by a writing signed by both parties.

13.Applicable Law

This Agreement will be governed by Nevada law, without giving effect to conflict of laws principles.

Signatures

BergaMet NA:
Printed Name

Signature

Date

Contractor:
Printed Name

Signature

Date